FUND PARTICIPATION AGREEMENT

This Fund Participation Agreement (the "Agreement"), effective as of 24th day of April, 2009, is made by and among National Life Insurance Company ("Company"), JPMorgan Insurance Trust (the "Trust"), the Trust’s
investment advisors, JPMorgan Investment Advisors Inc. and J. P. Morgan Investment Management Inc. (the
“Advisers”), and the Trust's administrator, JPMorgan Funds Management, Inc. (the "Administrator”).

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products");

WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable
Insurance Products are required to enter into participation agreements with the Trust and the Administrator (the
"Participating Insurance Companies");

WHEREAS, shares of the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for
Variable Insurance Products of Participating Insurance Companies;

WHEREAS, the Trust intends to offer shares of the series set forth on Schedule B (each such series hereinafter referred to as a “Portfolio”) as may be amended from time to time by mutual agreement of the parties hereto under this
Agreement to the accounts of the Company specified on Schedule A (hereinafter referred to individually as an
“Account,” collectively, the “Accounts”);

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, granting the
Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940,
as amended (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated insurance companies (hereinafter the "Shared Funding Exemptive Order");

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act");

WHEREAS, the Advisers are duly registered as an investment advisers under the Investment Advisers Act of
1940, as amended, and any applicable state securities laws;

WHEREAS, the Advisers is the investment adviser of the Portfolios of the Trust;

WHEREAS, the Company has registered certain Variable Insurance Products under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Account intends to purchase shares of the Portfolios to fund certain of the aforesaid Variable Insurance Products and the Trust is authorized to sell such shares to each such Account at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Advisers, and the Administrator agree as follows:

Article 1 The Contracts

1. The Company represents that it has established each of the Accounts specified on Schedule
A as a separate account under Vermont law, and has registered each such Account as a unit investment trust under the 1940 Act to serve as an investment vehicle for variable annuity contracts and/ or variable life contracts offered by the Company (the “Contracts”). The Contracts provide for the allocation of net amounts received by the Company to separate divisions of the Account for investment in the shares of the Portfolios.
Selection of a particular division is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract. The Company agrees to make every reasonable effort to market its Contracts. In marketing its Contracts, the Company will comply with all applicable state or Federal laws.

Article 2 Trust Shares

2.1. The Trust agrees to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order. For purposes of this Section 2.1, the Company shall be the designee of the Trust for receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust’s designated transfer agent receives notice of such order by 10:00
a.m. Eastern Time on the next following Business Day (“Trade Date plus 1”). Notwithstanding the foregoing, the Company shall use its best efforts to provide the Trust’s designated transfer agent with notice of such orders by 9:30 a.m. Eastern Time on Trade Date plus 1. "Business Day" shall mean any day on which the
New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission, as set forth in the Trust's prospectus and statement of additional information. Notwithstanding the foregoing, the Board of Trustees of the Trust (hereinafter the
"Board") may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such
Portfolio.

2.2. The Trust agrees that shares of the Trust will be sold only to Participating Insurance
Companies for their Variable Insurance Products and, in the Trust’s discretion, to qualified pension and retirement plans. No shares of any Portfolio will be sold to the general public.

2.3. The Trust agrees to redeem for cash, on the Company's request, any full or fractional shares of the Trust held by an Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 2.3, the
Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust’s designated transfer agent receives notice of such request for redemption on Trade Date plus 1 in accordance with the timing rules described in Section 2.1.

2.4. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The
Accounts of the Company, under which amounts may be invested in the Trust are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto.

2.5. The Company will place separate orders to purchase or redeem shares of each Portfolio.
Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares on Trade Date plus 1.
Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall pay the redemption proceeds in federal funds transmitted by wire by 2:00 p.m. Eastern Time on Trade Date plus 1.
Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of Portfolio securities or otherwise incur substantial additional costs, and if the
Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern Time on Trade
Date plus 1.

2.6. Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

2.7. On each record date, the Administrator shall use its best efforts to furnish same day notice by 6:30 p.m. Eastern Time (by wire, telephone, electronic media or by fax) to the Company of any dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that
Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

2.8. The Administrator shall make the net asset value per share of each Portfolio available to the
Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time. In the event that the Administrator is unable to meet the 6:30 p.m. time stated immediately above, then the
Administrator shall provide the Company with additional time to notify the Administrator of purchase or redemption orders pursuant to Sections 2.1 and 2.3, respectively, above. Such additional time shall be equal to the additional time that the Administrator takes to make the net asset values available to the Company.

2.9. If the Administrator provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the
Administrator. The determination of the materiality of any net asset value pricing error shall be based on the
Trust’s policy for correction of pricing errors (the “Pricing Policy”). The Company shall correct such error in its records and in the records prepared by it for Contract owners in accordance with information provided by the Administrator. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.

2.10 The Administrator shall provide information to the Company of the amount of shares traded and the associated cost per share (NAV) total trade amount and the outstanding share balances held by the
Account in each Portfolio as of the end of each Business Day. Such information will be furnished
(electronically or by fax) by 1:00 p.m. Eastern time on the next Business Day.

2.11 Contract Owner Information

2.11(a) Agreement to Provide Information. Company agrees to provide the Fund, or its designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer
Identification Number ("ITIN"), or other government-issued identifier ("GII"), and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Insurance Company Fund Account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated
Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

(i) Period Covered by Request. Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. A Portfolio may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established by the Portfolio for the purpose of eliminating or reducing market timing and abusive trading practices.

(ii) Form and Timing of Response. Company agrees to provide, promptly upon request of the
Fund or its designee, the requested information specified in 2.11 (a). If requested by the Fund, or its designee, Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 2.11 (a) is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund, or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 2.11(a)
for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i)
or (ii). (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund or its designee and the Company; and (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii) Limitations on Use of Information. The Fund agrees not to use the information received pursuant to Section 2.11(a) for any purpose other than as necessary to comply with the provisions of
Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of
Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

2.11(b) Agreement to Restrict Trading. Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the
Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Insurance
Company Fund Account) that violate policies established by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-
Initiated Transfer Redemptions that are effected directly or indirectly through Company. Instructions must be received by the Company at the following address, or such other address that Company may communicate to the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

(i)	Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
(ii)	Timing of Response. Company agrees to execute instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Company.

(iii) Confirmation by Intermediary. Company must provide written confirmation to the Fund that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable but not later than ten business days after the instructions have been executed.

2.11 (c) Definitions. For purposes of this Section 2.11:

(i) The term “Insurance Company Fund Account” means an omnibus account with the Fund maintained by Company.

(ii) The term “Fund” includes JPMorgan Distribution Services, Inc., which is the Trust’s principal underwriter; the Trust’s transfer agent and the series of the Trust listed in the Agreement.

(iii) The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act that are held by or through an
Insurance Company Fund Account.

(iv) The term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Company (“Contract”), or a participant in an employee benefit plan with a beneficial interest in a Contract.

(v) The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (a) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging"
programs, insurance company approved asset allocation programs, or automatic rebalancing programs;
(b) pursuant to a Contract death benefit; (c) one-time step-up in Contract value pursuant to a Contract death benefit; (d) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (e) pre- arranged transfers at the conclusion of a required free look period.

(vi) The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (a) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (b) as a result of any deduction of charges or fees under a Contract;

(c)	within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or
(d)	as a result of payment of a death benefit from a Contract.
	(vii)	The term “written” and/or “in writing” within this Section 2.11 or any Section of this
Agreement	includes electronic writings and facsimile transmissions.
	(viii)	The term "Financial Intermediary" shall mean a "financial intermediary" as defined in 22c-2
of	the Investment Company Act.
	(ix)	The term "purchase" does not include the automatic reinvestment of dividends.
	(x)	The term “promptly” as used in 3(a)(ii) shall mean as soon as practicable but in no event later
than	10 business days from the Company’s receipt of the request for information from the Fund or its designee.

Article 3 Prospectuses, Reports to Shareholders and Proxy Statements, Voting

3.1. The Trust shall provide the Company with as many printed copies of the Trust's current prospectuses as the Company may reasonably request, or, at the option of the Company, an electronic version suitable for printing and duplication. The Administrator will provide the Company with a copy of the statement of additional information suitable for duplication. If requested by the Company, in lieu of providing printed copies, the Trust shall provide camera-ready film or computer diskettes containing the Trust's prospectuses and statement of additional information within a reasonable amount of time in order for the
Company once each year (or more frequently if the prospectuses and/or statement of additional information for the Trust is amended during the year) to have the prospectuses for the Contracts and the applicable Trust prospectuses printed together in one document or separately. The Company may elect to print the Trust's prospectuses and/or its statement of additional information in combination with other investment companies'
prospectuses and statements of additional information.

3.2(a). The Company will deliver or cause to be delivered to each of its Contract owners, at or prior to the time of purchase of any Portfolio shares, a copy of such Portfolio’s prospectus and, upon request, a copy of its statement of additional information. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the
1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Trust.
If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Trust's prospectus and/or statement of additional information, the Trust shall bear the cost of typesetting to provide the Trust's prospectus and/or statement of additional information to the Company in the format in which the Trust is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Trust will reimburse the
Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Trust's per unit cost of printing the Trust's prospectuses. The same procedures shall be followed with respect to the Trust's statement of additional information. The Trust shall not pay any costs of typesetting, printing and distributing the Trust's prospectus and/or statement of additional information to prospective Contract owners. Except as otherwise provided in this Section 3.2, all expenses of preparing, setting in type and printing and distributing Trust prospectuses and statements of additional information shall be the expense of the Company.

3.2(b). The Trust shall provide the Company with copies of Annual and Semi-Annual Reports (the
“Reports”) in such quantity, at such time and in the format requested by the Company, as the Company shall reasonably require for distributing to Contract owners. The Trust, at its expense, shall provide the Contract owners designated by the Company with copies of its proxy statements and other communications to shareholders (except for prospectuses and statements of additional information, which are covered in Section
3.2(a) above, and Reports). The Trust shall not pay any costs of distributing Reports and other communications to prospective Contract owners.

3.2(c). The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing
Contract owners.

3.2(d). Except as otherwise provided in this Agreement, the Trust shall pay no fee, other compensation or other expenses under this Agreement. The Trust may, however, pay the Company servicing fees under a written servicing agreement for certain Portfolios pursuant to the services plan it has adopted. In addition, the Trust has adopted a plan pursuant to Rule 12b-1 to finance distribution expenses for certain
Portfolios, and the Trust's distributor may pay fees under such plan to the Company or to a designated affiliate under a separate written agreement between such parties.
3.2(e). All expenses, including expenses to be borne by the Trust pursuant to Section 3.2 hereof, incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale.
The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares.

3.3. If and to the extent required by law, the Company shall with respect to proxy material distributed by the Trust to Contract owners designated by the Company to whom voting privileges are required to be extended:

(i)	solicit voting instructions from Contract owners;
(ii)	vote the Trust shares in accordance with instructions received from Contract owners; and

(iii)	vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

Article 4 Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Trust, the Advisers or their designee, drafts of the separate accounts prospectuses and statements of additional information and each piece of sales literature or other promotional material prepared by the Company or any person contracting with the
Company to prepare such material in which the Trust, the Advisers or the Administrator is described, at least ten Business Days prior to its use. No such material shall be used if the Trust, the Advisers, the Administrator or their designee reasonably objects to such use within ten Business Days after receipt of such material.

4.2. Neither the Company nor any person contracting with the Company to prepare sales literature or other promotional material shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Trust prospectus, as such registration statement or Trust prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

4.3. The Administrator shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Trust in which the
Company or its Accounts, are described at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

4.4. Neither the Trust, the Administrator, nor the Advisers shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the
Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Trust will provide to the Company, upon its request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the Securities and Exchange
Commission or other regulatory authorities.

4.6. The Company will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or
Contract, prior to with the filing of such documents with the Securities and Exchange Commission or other regulatory authorities.

4.7. For purposes of this Article 4, the phrase "sales literature or other promotional material"
includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet, telephone or tape recording,

videotape, display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), and educational or training materials or other communications distributed or made generally available to some or all agents or employees.

4.8. The Company and its agents shall make no representations concerning the Trust except those contained in the then-current prospectus and statement of additional information of the Trust and in current printed sales literature of the Trust.

Article 5 Administrative Services to Contract Owners

5. Administrative services to Contract owners shall be the responsibility of the Company and shall not be the responsibility of the Trust, the Advisers or the Administrator. The Company, the Trust and the
Administrator recognize that the Account(s) will be the sole shareholder(s) of Trust shares issued pursuant to the Contracts.

Article 6 Representations and Warranties

6.1. The Trust represents that it believes, in good faith, that each Portfolio is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended
(the "Code") and that it will make every effort to maintain such qualification of the Trust and that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

6.2. The Company represents that it believes, in good faith, that the Contracts will at all times be treated as life insurance or annuity contracts, as applicable, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

6.3. The Trust represents that it believes, in good faith, that the Portfolios will at all times comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of
the regulations under the Code, and that it will make every effort to maintain the Trust’s compliance with such diversification requirements, and that it will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Portfolio might not so qualify in the future.

6.4. The Company represents and warrants that the interests of the Contracts are or will be registered unless exempt and that it will maintain such registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act and interpretations and guidance (including no-action letters) of the Securities and Exchange Act issued thereunder and under the 1940 Act, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws and regulations. The Company also represents and warrants that the Portfolios will be sold in accordance with such Portfolio’s current prospectus. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Vermont Insurance Code and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the
1940 Act and the regulations thereunder, unless exempt therefrom, to serve as a segregated investment account for the Contracts. The Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

6.5. The Company represents that it believes, in good faith, that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of a "variable contract," within the meaning of such terms under Section 1.817-5(f)(2) of the regulations under the Code, and that it will make every effort to continue to meet such definitional requirements, and that it will notify the
Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

6.6. The Trust represents and warrants that it is and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount no less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer has the coverage required by this Section 6.6.

6.7. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than five million dollars ($5,000,000). Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect and agrees to notify the Trust immediately upon having a reasonable basis for believing that the Company no longer has the coverage required by this Section 6.7.

6.8. The Trust represents that a majority of its disinterest trustees have approved the Trust's distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

6.9. The Advisers and the Administrator each represents and warrants that it complies with all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.

Article 7 Statements and Reports

7.1. The Administrator or its designee will make available electronically to the Company within five (5) Business Days after the end of each month a monthly statement of account confirming all transactions made during that month in the Account.

7.2. The Trust and Administrator agree to provide the Company no later than March 1 of each year with the investment advisory and other expenses of the Trust incurred during the Trust's most recently completed fiscal year, to permit the Company to fulfill its prospectus disclosure obligations under the SEC's variable annuity fee table requirements.

Article 8 Potential Conflicts

8.1. If required under the Shared Funding Exemptive Order, the Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all
Accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any
Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance Contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

8.2. If required under the Shared Funding Exemptive Order, the Company will report in writing any potential or existing material irreconcilable conflict of which it is aware to the Administrator. Upon receipt of such report, the Administrator shall report the potential or existing material irreconcilable conflict to the Board. The Administrator shall also report to the Board on a quarterly basis whether the Company has reported any potential or existing material irreconcilable conflicts during the previous calendar quarter. The
Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised.
This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

8.3. If required under the Shared Funding Exemptive Order, the and it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change;
and/or (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

8.4. If required under the Shared Funding Exemptive Order, if a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal.
The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

8.5. If required under the Shared Funding Exemptive Order, the, for purposes of Sections 8.3 through 8.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section
8.3 through 8.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

8.6. If required under the Shared Funding Exemptive Order, i and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance
Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

8.7. If required under the Shared Funding Exemptive Order, each of the Company and the
Advisers shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. Without limiting the generality of the foregoing or the
Company’s obligations under Section 8.2, the Company shall provide to the Administrator, upon request, a written report to the Board no later than January 15th of each year, or as soon as practicable thereafter, indicating whether any material irreconcilable conflicts have arisen during the prior fiscal year of the Trust.
All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

Article 9 Indemnification

9.1.	Indemnification By The Company
9.1	(a). The Company agrees to indemnify and hold harmless the Trust, the Administrator, the

Advisers, and each member of their respective Boards and officers and each person, if any, who controls the
Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.1) against any and all losses, claims, damages or liabilities (including legal and other expenses and amounts paid in settlement with the written consent of the Company), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Trust's shares or the Contracts and:

(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified
Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or
(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; as limited by and in accordance with the provisions of Section 9.1(b) and 9.1(c) hereof.

9.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

9.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at as own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Company to such
Indemnified Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company shall not be liable to such
Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such
Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the
Contracts or the operation of the Trust.

9.2. Indemnification by Administrator

9.2(a). The Administrator agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all losses, claims, damages or liabilities (including legal and other expenses and amounts paid in settlement with the written consent of the Administrator) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Administrator by or on behalf of the Company, the Advisers, Counsel for the Trust, the independent public accountant to the Trust, or any person or entity that is not acting as agent for or controlled by the Administrator for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or
(ii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the

Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Administrator; or
(iii)	arise as a result of any failure by the Administrator to provide the services and furnish the materials under the terms of this Agreement; or
(iv)	arise out of or result from any material breach of any representation and/or warranty made by the Administrator in this Agreement or arise out of or result from any other material breach of this Agreement by the Administrator; as limited by and in accordance with the provisions of Section 9.2(b) and 9.2(c) hereof.

9.2(b). The Administrator shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

9.2(c). The Administrator shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the
Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such
Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the
Administrator of any such claim shall not relieve the Administrator from any liability which it may have to the
Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Administrator will be entitled to participate, at its own expense, in the defense thereof. The Administrator also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action.
After notice from the Administrator to such Indemnified Party of the Administrator's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Administrator will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2(d). The Company agrees promptly to notify the Administrator of the commencement of any litigation or proceedings against it or any of its Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account in which the Portfolios are made available.

9.3. Indemnification by the Advisers

9.3(a). The Advisers agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act
(hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this
Section 9.3) against any and all losses, claims, damages or liabilities (including legal and other expenses and amounts paid in settlement with the written consent of the Advisers) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Advisers or the Trust by or on behalf of the Company, the Administrator, Counsel for the Trust, the independent public accountant to the Trust, or any person or entity that is not acting as agent for or controlled by the Advisers for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or
(ii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Advisers; or
(iii)	arise as a result of any failure by the Advisers to provide the services and furnish the materials under the terms of this Agreement; or
(iv)	arise out of or result from any material breach of any representation and/or warranty made by the Advisers in this Agreement or arise out of or result from any other material breach of this Agreement by the Advisers; as limited by and in accordance with the provisions of Section 9.3(b) and 9.3(c) hereof.

9.3(b). The Advisers shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such
Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

9.3(c). The Advisers shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisers in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisers of any such claim shall not relieve the Advisers from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Advisers will be entitled to participate, at its own expense, in the defense thereof. The Advisers also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Advisers to such Indemnified
Party of the Advisers's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Advisers will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

9.3(d). The Company agrees to promptly notify the Advisers of the commencement of any litigation or proceedings against it or any of Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

9.4. Indemnification by the Trust

9.4(a). The Trust agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act
(hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this
Section 9.4) against any and all losses, claims, damages or liabilities to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished the Trust by or on behalf of the Advisers, the Company, or the Administrator for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or
(ii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or
(iii)	arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or
(iv)	arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 9.4(b) and 9.4(c) hereof.

9.4(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such
Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

9.4(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the
Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this
Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

9.4(d). The Company agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the
Trust.

Article 10 Applicable Law

10.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

10.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared
Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

Article 11 Termination

11.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party for any reason upon ninety days advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Trust, the Advisers, and the
Administrator with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the
Contracts. Reasonable advance notice of election to terminate shall be furnished by the
Company, said termination to be effective ten (10) days after receipt of notice unless the
Trust makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

(c) termination by the Company upon written notice to the Trust, the Advisers, and the
Administrator with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

(d) termination by the Company upon written notice to the Trust, the Advisers and the
Administrator with respect to any Portfolio in the event that such portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

(e) termination by the Company upon written notice to the Trust, the Advisers, and the
Administrator with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Section 6.3 hereof; or

(f) termination by either the Trust, the Advisers, or the Administrator by written notice to the
Company, if either one or more of the Trust, the Advisers, or the Administrator, shall determine, in its or their sole judgment exercised in good faith, that the Company and/or their affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Trust, the Advisers, or the Administrator will give the
Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Trust, the Advisers, or the Administrator shall continue to apply on the
60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

(g)	termination by the Company by written notice to the Trust, the Advisers,
Administrator, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust, the Advisers, or the Administrator has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Company will give the Trust, the Advisers, and the Administrator sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Trust, the Advisers, or the Administrator and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or
(h)	termination by any party upon the other party's breach of any representation or any material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust or the Company, as the case may be; or
(i)	termination by the Trust, the Advisers, or Administrator by written notice to the Company in the event an Account or Contract is not registered (unless exempt from registration) or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.3.
11.2.	Effect of Termination. Notwithstanding any termination of this Agreement, the Trust may continue to make available additional shares of the Trust pursuant to the terms and conditions of this
Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless such further sale of Trust shares is proscribed by law, regulation or applicable regulatory body, or unless the Trust determines that liquidation of the Trust following termination of this Agreement is in the best interests of the Trust and its shareholders. The parties agree that this Section
11.2 shall not apply to any terminations under Article 8 and the effect of such Article 8 terminations shall be governed by Article 8 of this Agreement.

11.3. The Company shall not redeem Trust shares attributable to the Contracts (as distinct from
Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement
Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required
Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust, the Advisers and the Administrator the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Advisers) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Advisers 30 days notice of its intention to do so.

Article 12 Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

JPMorgan Insurance Trust Mail Code OH1-1235 1111 Polaris Parkway

OH1-1235 Columbus, Ohio 43240 Attn: Contract Administrator

If to the Administrator: JPMorgan Funds Management, Inc. Mail Code OH1-1235 1111 Polaris Parkway OH1-1235 Columbus, Ohio 43240 Attention: Contract Administrator

If to the Advisers:

JPMorgan Investment Advisors Inc.
Mail Code OH1-0211
1111 Polaris Parkway
OH1-1235
Columbus, Ohio 43240
Attn: Contract Administrator

J.P. Morgan Investment Management Inc.
Mail Code OH1-0211
1111 Polaris Parkway
OH1-1235
Columbus, Ohio 43240
Attn: Contract Administrator

If to the Company:

Article 13 Miscellaneous

13.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. Each of the Company, the Advisers, and the Administrator acknowledges and agrees that, as provided by the Trust's Amended and Restated
Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Trust and the
Portfolios shall not personally be bound by or liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. The Trust's Amended and
Restated Declaration of Trust is on file with the Secretary of State The Commonwealth of Massachusetts.

13.2. The Company will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. Without limiting the generality of the foregoing, the Company shall take all appropriate steps, consistent with applicable regulations and generally accepted industry practices, to: (i) obtain, verify, and retain information with regard to Contract owner identification and source of Contract owner funds, and (ii) maintain records of all Contract owner transactions.
The Company will (but only to the extent consistent with applicable law) take all steps appropriate to provide the Trust with any requested information about Contract owners and their accounts in the event that the Trust shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the Company will notify the Trust of any concerns that the Company may have in connection with any Contract owner in the context of relevant anti-money laundering laws or regulations.

13.3. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

13.4. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.5. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the Financial Industry
Regulatory Authority and state insurance regulators) and shall permit such authorities (and other parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

139. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Advisers may, with advance written notice to the other parties hereto, assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Advisers if such assignee is duly licensed and registered to perform the obligations of the Advisers under this Agreement.

13.10. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee upon request, copies of the following reports:

(a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b) the Company's June 30th quarterly statements (statutory), as soon as practical and in any event within 45 days following such period;

(c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d) any registration statement (without exhibits) and financial reports the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof; and

(e) any other public report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

13.11. The names “JPMorgan Insurance Trust” and ”Trustees of JPMorgan Insurance Trust” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated June 7, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of
”JPMorgan Insurance Trust” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the
Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

13.12. The Trust and the Administrator agree to consult with the Company concerning whether any
Portfolio of the Trust qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

[SIGNATURE PAGES FOLLOW]

NATIONAL LIFE INSURANCE COMPANY Company By:_____/s/ Elizabeth MacGowan____________ Name: ___ Elizabeth MacGowan ________________ Title: ___Vice President___________________

JPMORGAN INSURANCE TRUST By:_____/s/ Jeffrey House_________________ Name: ____ Jeffrey House ____________________ Title:________________________________________

JPMORGAN INVESTMENT ADVISORS INC. By:__________/s/ John Noel____________________ Name: __________ John Noel _____________________ Title: ________________________________________

J.P. MORGAN INVESTMENT MANAGEMENT INC. By:_______/s/ Gary Madich__________ Name: _______ Gary Madich __________________ Title: ________________________________________

JPMORGAN FUNDS MANAGEMENT, INC. By:________/s/ Robert Young________________ Name: ______ Robert Young __________________ Title: _______________________________________

SCHEDULE A

SEPARATE ACCOUNTS AND CONTRACTS

as of April 24, 2009 which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Company within a reasonable time from such change

Name of Separate Account and Date Established by Board of Directors

Form Number Funded by Separate Account

Schedule B

Portfolios of the Trust

JPMorgan Insurance Trust Balanced Portfolio Class 1
JPMorgan Insurance Trust Core Bond Portfolio Class 1
JPMorgan Insurance Trust Diversified Equity Portfolio Class 1(proposed post-merger name JPMorgan Insurance Trust
U.S. Equity Portfolio)
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1
JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio Class 1 (proposed post-merger name JPMorgan
Insurance Trust Mid Cap Value Portfolio)
JPMorgan Insurance Trust Equity Index Portfolio Class 1
JPMorgan Insurance Trust Government Bond Portfolio Class 1 (proposed merger into JPMorgan Insurance Trust Core
Bond Portfolio)
JPMorgan Insurance Trust International Equity Portfolio Class 1
JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1
JPMorgan Insurance Trust Small Cap Equity Portfolio Class 1 (proposed post-merger name JPMorgan Insurance Trust
Small Cap Core Portfolio)